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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 19, 2000 relating to the consolidated financial statements and financial statement schedule of McDATA Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registrations Statement.


PricewaterhouseCoopers LLP

Broomfield, Colorado
May 26, 2000